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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Level 3 Communications, Inc. of our report dated March 8, 2000, on our audits of the consolidated financial statements and financial statement schedules of RCN Corporation and Subsidiaries as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which report is incorporated by reference in the 1999 Annual Report on Form 10-K/A of Level 3 Communications, Inc. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

                                            /s/ PricewaterhouseCoopers LLP

                                            PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
May 18, 2000